SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

May 17, 2010
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Date of Report (date of earliest event reported)

American TonerServ Corp.
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Exact name of Registrant as Specified in its Charter

Delaware	333-120688	33-0686105
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State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
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Address of Principal Executive Offices, Including Zip Code

(800) 736-3515
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Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

            On May 17, 2010, Ryan Vice resigned as Chief Financial Officer of American TonerServ Corp. (the "Company") to pursue other opportunities.  Effective May 17, 2010, the Company's Board of Directors elected Daniel J. Brinker to serve as the Company's Chief Financial Officer.  Mr. Brinker is currently the Company's Chairman of the Board and previously served as Chief Executive Officer of the Company.  He will be paid $10,000 per month for serving as Chief Financial Officer.

            Mr. Brinker has been a Director of the Company since 1995 and served as Chairman of the Board from November 2005 to January 2008.  From November 2005 to February 2009, he served as President and CEO of the Company. Since February 2, 2009, he has served as Chairman of the Board.  From 2002 to October 2005, he was a business consultant and served as President of ASKM Enterprises, Inc., his consulting firm. Mr. Brinker served as President of ATS from 1995 to 2002. He has over twenty years of experience as a principal, operating officer and financier of financial and other service businesses, and technology companies. Mr. Brinker is a Certified Public Accountant and earned a Bachelor of Science degree in Accounting from Santa Clara University in 1979. Mr. Brinker has also completed certain graduate courses at Stanford University.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN TONERSERV CORP.

Dated: May 20, 2010	By:	/s/ Chuck Mache
Chuck Mache, Chief Executive Officer